UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 18, 2011

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, the Company promoted Cathy P. Goss to the position of Executive Vice President and Chief Credit Officer of Guaranty Bancorp (the “Company”) and Guaranty Bank and Trust Company (the “Bank”). Ms. Goss reports directly to the Company’s CEO and President, Paul W. Taylor. Ms. Goss previously served as the Bank’s Executive Vice President, Commercial Banking and has been with the Bank since June 2006.  Ms. Goss has also served as a director of the Bank since March 2011 and will continue to do so.

Ms. Goss, 55, has 26 years of experience in the banking industry.  Prior to joining the Bank in 2006, Ms. Goss worked at U.S. Bank for 21 years ending in the capacity of Senior Vice President and Manager for the Commercial Banking team.  Ms. Goss served in a management capacity at U.S. Bank since 1996, including five years where (in addition to running a commercial team), she managed business banking lending groups in North Denver, Colorado Springs and Pueblo.  Prior to 1996, Ms. Goss was a senior relationship manager, progressing into this role after two years of formal credit training at the beginning of her banking career.

In connection with her promotion to Executive Vice President and Chief Credit Officer, Ms. Goss’ compensation will be as follows:

•                              Annual base salary of $245,000.

•                              Ms. Goss has become a participant in the Company’s Executive Cash Incentive Plan, which provides annual incentive awards of cash upon the achievement of certain quantitative and qualitative performance goals, Ms. Goss’ participation level for 2011 will be as follows (which shall be pro-rated based on time served in her new position):

Achievement Level (% of Total Targets)
	Target Performance –	Maximum Performance – Over 100% of Total
Executive Officer	100% of Total Targets	Targets

Cathy P. Goss	40% of Base Salary	Committee Discretion

The quantitative and qualitative performance goals set by the Company for 2011 are materially consistent with the previously disclosed terms of the plan.

•                              Ms. Goss will receive all other benefits that are typically provided to other executive officers, including medical and dental benefits, the Company’s 401(k) Plan (including the related match), car allowance ($1,000 per month), premiums for executive long-term care and disability insurance, parking and cell phone reimbursements, as such benefits have been previously disclosed in the

Company’s 2011 Proxy Statement.

•                              Ms. Goss has not and will not receive any additional compensation for serving as a director of the Bank.

The Company’s press release issued on November 22, 2011, which is filed as Exhibit 99.1 hereto, is incorporated herein by reference.

Item 9.01                             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

99.1                           Press Release, dated November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  November 23, 2011